EXHIBIT 99.1

VICON REPORTS FINANCIAL RESULTS FOR THE THIRD QUARTER ENDED JUNE 30, 2016

HAUPPAUGE, N.Y. - August 19, 2016 - Vicon Industries, Inc. (NYSE MKT: VII), a global producer of end-to-end security solutions, today announced its financial results for the third quarter ended June 30, 2016.

The Company recently announced the resignation of its Chief Executive Officer, Eric Fullerton, and the appointment of John M. Badke, the Company’s Senior Vice President of Finance and Chief Financial Officer, to serve as its interim CEO. Mr. Badke, who joined the Company in 1992, will also continue to serve as the Company’s Chief Financial Officer.

Mr. Badke said, “The Company has a very experienced global management team and will continue to focus on the launch of its new Valerus Video Management System platform. Revenues for the quarter declined 19% to $9.5 million as we continue to experience weakness in our America’s market segment. However, we were pleased to report a 14% revenue improvement in our EMEA market segment, while at the same time, having completed a significant cost restructuring of this operation. The Company has also substantially resolved its previously reported camera line issues, but believes its market impact may linger for the near term. The cost restructuring plan previously announced by the Company has been effectively implemented, and we expect to report further expense level reductions as a result of these efforts in our fourth quarter ending September 30, 2016. On August 18, 2016, the Company entered into a new credit agreement with its current lender, which increases its $3 million revolving line of credit to $6 million. This facility, which matures on October 2, 2018, will be used for general working capital purposes to support the Company’s near term operating plans.”

“Finally, we continue to close in on our long awaited Valerus product launch and look towards its positive market impact. Designed to deliver the ultimate ease-of-use experience, this new platform will serve as the core foundation for Vicon’s long term technology vision.”

Third Quarter Fiscal 2016 Financial Results

Revenues for the third quarter of fiscal 2016 decreased 19% to $9.5 million as compared to $11.7 million in the third quarter of fiscal 2015. The $2.2 million decrease in the current quarter included a $2.5 million, or 26%, decrease in sales in the Americas market and a $313,000, or 14%, increase in EMEA market sales. The Americas market was negatively impacted by previously reported camera line production issues.  Order intake for the current quarter decreased $2.6 million to $8.9 million as compared to $11.5 million in the third quarter of fiscal 2015.

Gross profit margins were 40.0% for the third quarters of both fiscal 2016 and fiscal 2015. Operating expenses for the third quarter of fiscal 2016 decreased $859,000 to $4.6 million compared with $5.5 million in the third quarter of fiscal 2015 due to ongoing staffing and other cost reduction initiatives.

Net loss for the third quarter of fiscal 2016 was $843,000, or $.09 per basic and diluted share, as compared to a net loss of $800,000, or $.09 per basic and diluted share, in the third quarter of fiscal 2015. Adjusted non-GAAP net loss for the third quarter of fiscal 2016 was $572,000, or $.06 per basic and diluted share, as compared to adjusted non-GAAP net loss of $535,000, or $.06 per basic and diluted share, in the third quarter of fiscal 2015. Please refer to the presentation at the end of the table of operations for a reconciliation of our third quarter GAAP net loss to our adjusted non-GAAP net loss for such periods.

About Vicon

Vicon Industries, Inc. (NYSE MKT: VII) is a global producer of video management systems and system components for use in security, surveillance, safety and communication applications by a broad range of end users. Vicon’s product line consists of various elements of a video system, including video management software, recorders and storage devices and capture devices (cameras). Headquartered in Hauppauge, New York, the Company also has principal offices in San Juan Capistrano, California and the United Kingdom. More information about Vicon, its products and services is available at www.vicon-security.com.

Special Note Regarding Forward-looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to (i) our restructuring plan expectations, (ii) our technology, new product launch and market channel plans and (iii) our future cash flow and strategies. These forward-looking statements are based on management's current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward looking statements. These risks and uncertainties include, but are not limited to: current and future economic conditions that may adversely affect our business and customers; potential fluctuation of our revenues and profitability from period to period which could result in our failure to meet expectations; our ability to maintain adequate levels of working capital; our ability to successfully maintain the level of operating costs; our ability to obtain financing for our future needs should there be a need; our ability to incentivize and retain our current senior management team and continue to attract and retain qualified scientific, technical and business personnel; our ability to expand our product offerings or to develop other new products and services; our ability to generate sales and profits from current product offerings; rapid technological changes and new technologies that could render certain of our products and services to be obsolete; competitors with significantly greater financial resources; introduction of new products and services by competitors; challenges associated with expansion into new markets; failure to stay in compliance with all applicable NYSE MKT requirements that could result in a delisting of our common stock; and, other factors discussed under the heading "Risk Factors" contained in our Registration Statement on Form S-4 filed with the Securities and Exchange Commission on May 29, 2014. All information in this press release is as of the date of the release and we undertake no duty to update this information unless required by law.

Contact:
Vicon Investor Relations
Cindy Schneider
Tel: (631) 650-6201
Email: IR@vicon-security.com

-Financial Tables on Following Pages-

Table of Operations

Vicon Industries, Inc.
Condensed Statements of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net sales	$9,527,000	$11,701,000	$28,405,000	$32,147,000
Gross profit	3,808,000	4,684,000	10,718,000	12,359,000

Operating expenses:
Selling, general and administrative expense	3,333,000	4,158,000	10,989,000	12,372,000
Engineering and development expense	1,293,000	1,326,000	3,951,000	4,026,000
Goodwill impairment	—	—	6,016,000	—
Restructuring charges	—	—	—	573,000
Total operating expenses	4,626,000	5,484,000	20,956,000	16,971,000

Operating loss	(818,000)	(800,000)	(10,238,000)	(4,612,000)

Gain on sale of building	—	—	785,000	—

Loss before income taxes	(843,000)	(800,000)	(9,478,000)	(4,751,000)
Income tax expense	—	—	—	—
Net loss	$(843,000)	$(800,000)	$(9,478,000)	$(4,751,000)

Loss per share:
Basic	$(.09)	$(.09)	$(1.01)	$(.52)
Diluted	$(.09)	$(.09)	$(1.01)	$(.52)

Shares used in computing loss per share:
Basic	9,344,000	9,155,000	9,339,000	9,136,000
Diluted	9,344,000	9,155,000	9,339,000	9,136,000

The Company evaluates performance based on net loss and per share results excluding stock compensation expense, the charge off and amortization of acquired intangible assets, restructuring charges and other non-recurring expenses and gains, which it believes is useful to investors in evaluating ongoing results since they are either non-cash or non-recurring in nature. Reporting these adjusted results is not in accordance with U.S. generally accepted accounting principles (GAAP). The following table provides a reconciliation of reported net loss and related per share results to adjusted non-GAAP net loss and related per share results.

	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
GAAP net loss	$(843,000)	$(800,000)	$(9,478,000)	$(4,751,000)
Adjusting items:
Stock compensation expense	142,000	157,000	441,000	468,000
Amortization of acquired intangible assets	129,000	108,000	388,000	324,000
Restructuring charges	—	—	—	573,000
Gain on sale of building	—	—	(785,000)	—
Goodwill impairment	—	—	6,016,000	—
Adjusted non-GAAP net loss	$(572,000)	$(535,000)	$(3,418,000)	$(3,386,000)

Net loss per share - diluted	$(.09)	$(.09)	$(1.01)	$(.52)
Adjusting items:
Stock compensation expense	.02	.02	.05	.05
Amortization of acquired intangible assets	.01	.01	.04	.04
Restructuring charges	—	—	—	.06
Gain on sale of building	—	—	(.08)	—
Goodwill impairment	—	—	.64	—
Adjusted non-GAAP net loss per share	$(.06)	$(.06)	$(.37)	$(.37)

Diluted shares outstanding	9,344,000	9,155,000	9,339,000	9,136,000